UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – February 25, 2013

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2013, the Board of Directors (the “Board”) of Energy Future Holdings Corp. (the “Company”) elected Billie I. Williamson to the Board. The Board also appointed Ms. Williamson to be the chair of the Audit Committee of the Board.

There is no arrangement or understanding between Ms. Williamson and any other person pursuant to which Ms. Williamson was elected to the Board. Ms. Williamson is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission. The Board has determined that Ms. Williamson is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and is independent under the New York Stock Exchange’s audit committee independence requirements for issuers of debt securities.

Ms. Williamson’s director compensation will be consistent with that of the Company’s other directors who are neither employees of the Company nor members of the Company’s sponsor group and will include an annual cash retainer of $200,000 and an annual equity award paid in shares of the Company’s common stock with a grant date fair value of $100,000.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press release of the Company issued on February 25, 2013, announcing the election of Billie I. Williamson to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: February 25, 2013